Press Release For immediate release Aimee Partin, Investor Relations Graham Galt, Media Relations 404-724-4248 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2019

Increased operating margin	to 16.0%; adjusted operating margin(1) increased 5.7 points to 40.9%
Deal synergies of $501 million	annualized net expense synergies achieved above estimates and ahead of schedule
Diluted EPS increased	to $0.36; adjusted diluted EPS(1) increased to $0.70
Returned $441 million to common shareholders	during the quarter through dividends and buybacks
Total net outflows $5.8 billion	long-term net outflows of $11.1 billion

Update from Marty Flanagan, President and CEO

“We’ve made tremendous progress in the integration of OppenheimerFunds, which deepens relationships with US clients and expands the capabilities we can offer domestically and internationally, while further scaling our business for the benefit of clients and shareholders.
“Financial performance, excluding costs related to the integration, was very strong for the quarter as the combined business focused on meeting client needs and operating more efficiently and effectively. Net revenues climbed 19.1% to $1.2 billion, and our operating margin rose to 40.9%, up from 35.2% in the prior quarter. Earnings per share climbed 7.7% to $0.70 from $0.65 in the second quarter.
“We’re pleased to announce that we’ve achieved annualized expense synergies of $501 million for the integrated business, ahead of schedule and $26 million above our original target.
“The financial and operating strength of the firm enabled us to return $441 million to common shareholders during the quarter through dividends and stock buybacks.
“Gross sales were up 7.7% in the quarter, and long-term net outflows totaled $11.1 billion, versus net outflows of $3.9 billion in the prior quarter as clients reacted to market news by de-risking and reallocating their portfolios. During the quarter we saw outflows from our retail businesses in the Americas and the UK, partially offset by positive net flows in China, EMEA ex UK and our ETF businesses."

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(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 6 through 8 for a reconciliation to their most directly comparable U.S. GAAP measures.

Net flows:

Net flows: Total net outflows were $5.8 billion and long-term net outflows were $11.1 billion for the third quarter. Long-term net outflows in the Americas and the UK were partially offset by long-term net inflows in Asia and EMEA ex-UK. Net market losses and foreign exchange rate movements led to decreases of $1.6 billion and $8.2 billion in AUM during the third quarter, respectively. Average AUM increased 12.5% during the third quarter due to the impact of a full quarter of the Oppenheimer acquisition (the "acquisition") to $1,188.2 billion, compared to $1,055.9 billion for the second quarter, which included the acquisition beginning May 24, 2019.

Summary of net flows (in billions)	Q3-19	Q2-19	Q3-18
Active	$(15.7)	$(8.5)	$(11.0)
Passive	4.6	4.6	(0.2)
Long-term net flows	(11.1)	(3.9)	(11.2)
Non-management fee earning AUM	2.7	3.7	3.2
Institutional money market	2.6	(4.3)	3.1
Total net flows	$(5.8)	$(4.5)	$(4.9)

Annualized long-term organic growth rate (1)	(4.5)%	(2.1)%	(5.6)%

(1) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Third Quarter Highlights:

Financial Results	Q3-19		Q2-19		Q3-19 vs. Q2-19	Q3-18		Q3-19 vs. Q3-18
U.S. GAAP Financial Measures
Operating revenues	$1,720.6	m	$1,439.4	m	19.5%	$1,341.8	m	28.2%
Operating income	$275.1	m	$18.3	m	1,403.3%	$322.1	m	(14.6)%
Operating margin	16.0%		1.3%			24.0%
Net income attributable to Invesco Ltd.	$167.1	m	$40.1	m	316.7%	$269.6	m	(38.0)%
Diluted EPS	$0.36		$0.09		300.0%	$0.65		(44.6)%

Adjusted Financial Measures (1)
Net revenues	$1,228.7	m	$1,031.5	m	19.1%	$966.9	m	27.1%
Adjusted operating income	$502.6	m	$363.4	m	38.3%	$357.8	m	40.5%
Adjusted operating margin	40.9%		35.2%			37.0%
Adjusted net income attributable to Invesco Ltd.	$325.2	m	$280.4	m	16.0%	$274.4	m	18.5%
Adjusted diluted EPS	$0.70		$0.65		7.7%	$0.66		6.1%

Assets Under Management
Ending AUM	$1,184.4	bn	$1,197.8	bn	(1.1)%	$980.9	bn	20.7%
Average AUM	$1,188.2	bn	$1,055.9	bn	12.5%	$985.1	bn	20.6%

Headcount	8,835		8,902		(0.8)%	7,410		19.2%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 6 through 8 for a reconciliation to their most directly comparable U.S. GAAP measures.

Operating revenues and expenses: Operating revenues and expenses increased reflecting a full quarter of results from the acquisition.

Revenues grew by $281.2 million, which includes an increase of $185.8 million in investment management fees and an increase of $91.0 million in service and distribution fees. The growth was driven by higher average AUM primarily due to the acquisition. Performance fees were $14.9 million in the third quarter and resulted primarily from real estate products.

Expenses increased $24.4 million, including an increase of $93.3 million in third-party distribution, service and advisory expenses driven by higher AUM primarily due to the acquisition. Employee compensation expense grew $24.1 million due to higher headcount resulting from the acquisition. These increases were partially offset by a decrease of $119.4 million in transaction, integration, and restructuring expenses.

At the end of the third quarter, the company has achieved $501 million in annualized net expense synergies related to integration of the Oppenheimer business, in excess of our $475 million target and ahead of original schedule.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $19.8 million, earned primarily from our real estate and private equity investments. Other gains and losses, net was a gain of $13.8 million, which includes $7.0 million in net investment gains. Other income/(expense) of CIP, net was a net gain of $37.0 million comprised of market-driven gains and losses of investments held by consolidated investment products (CIP) and net interest income of CIP.

Diluted earnings per common share: Diluted earnings per common share increased 300.0% to $0.36.

Capital Management:

Cash and cash equivalents: $1,048.6 million ($1,199.4 million at June 30, 2019).

Long-term debt: $2,296.6 million including the credit facility balance of $216.9 million.

Common share repurchases: The third quarter included $315 million of common share repurchases, representing 16.8 million common shares ($300 million of the repurchases are through forward contracts, settling in the second quarter of 2021). Since announcing the $1.2 billion stock repurchase plan in October 2018, the company has repurchased $962 million of its common shares to date and is on target to repurchase the remaining $238 million by the first quarter of 2021.

Diluted common shares outstanding (end of period): 453.9 million

Dividends paid: $126.6 million (common); $64.4 million (preferred)

Common dividends declared: The company is announcing a third quarter cash dividend of $0.31 per share to holders of common shares. The dividend is payable on December 2, 2019, to common shareholders of record at the close of business on November 12, 2019, with an ex-dividend date of November 8, 2019.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from September 1, 2019 through November 30, 2019, and totaling $59.2 million. The preferred dividend is payable on December 2, 2019 to preferred shareholders of record at close of business on November 15, 2019.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our 13 distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in 25 countries, Invesco managed $1.2 trillion in assets on behalf of clients worldwide as of September 30, 2019. For more information, visit www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, October 23, 2019, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Saturday, November 2, 2019 at 5:00 p.m. ET by calling 1-800-272-5957 for U.S. and Canadian callers or 1-402-220-9718 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-19	Q2-19	% Change	Q3-18	% Change
Operating revenues:
Investment management fees	$1,257.1	$1,071.3	17.3%	$1,038.9	21.0%
Service and distribution fees	385.1	294.1	30.9%	248.0	55.3%
Performance fees	14.9	15.7	(5.1)%	7.9	88.6%
Other	63.5	58.3	8.9%	47.0	35.1%
Total operating revenues	1,720.6	1,439.4	19.5%	1,341.8	28.2%
Operating expenses:
Third-party distribution, service and advisory	545.1	451.8	20.7%	408.0	33.6%
Employee compensation	446.0	421.9	5.7%	380.7	17.2%
Marketing	33.2	33.4	(0.6)%	33.4	(0.6)%
Property, office and technology	131.2	114.9	14.2%	103.7	26.5%
General and administrative	104.5	94.2	10.9%	60.8	71.9%
Transaction, integration, and restructuring	185.5	304.9	(39.2)%	33.1	460.4%
Total operating expenses	1,445.5	1,421.1	1.7%	1,019.7	41.8%
Operating income	275.1	18.3	1,403.3%	322.1	(14.6)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	19.8	12.1	63.6%	11.8	67.8%
Interest and dividend income	5.9	3.9	51.3%	4.0	47.5%
Interest expense	(35.0)	(33.0)	6.1%	(29.6)	18.2%
Other gains and losses, net	13.8	24.1	(42.7)%	5.9	133.9%
Other income/(expense) of CIP, net	37.0	51.1	(27.6)%	28.1	31.7%
Income before income taxes	316.6	76.5	313.9%	342.3	(7.5)%
Income tax provision	(74.0)	(14.5)	410.3%	(61.1)	21.1%
Net income	242.6	62.0	291.3%	281.2	(13.7)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(11.1)	(21.9)	(49.3)%	(11.6)	(4.3)%
Less: Dividends declared on preferred shares	(64.4)	—	N/A	—	N/A
Net income attributable to Invesco Ltd.	$167.1	$40.1	316.7%	$269.6	(38.0)%

Earnings per common share:
---basic	$0.36	$0.09	300.0%	$0.65	(44.6)%
---diluted	$0.36	$0.09	300.0%	$0.65	(44.6)%

Average common shares outstanding:
---basic	462.8	431.6	7.2%	414.3	11.7%
---diluted	466.9	433.8	7.6%	414.4	12.7%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q3-19	Q2-19	Q3-18
Operating revenues, U.S. GAAP basis	$1,720.6	$1,439.4	$1,341.8
Invesco Great Wall	44.7	36.7	28.4
Third party distribution, service and advisory expenses	(545.1)	(451.8)	(408.0)
CIP	8.5	7.2	4.7
Net revenues	$1,228.7	$1,031.5	$966.9

Reconciliation of Operating income to Adjusted operating income:

in millions	Q3-19	Q2-19	Q3-18
Operating income, U.S. GAAP basis	$275.1	$18.3	$322.1
Invesco Great Wall	24.2	19.2	11.7
CIP	17.9	12.6	9.8
Transaction, integration, and restructuring	185.5	304.9	33.1
Compensation expense related to market valuation changes in deferred compensation plans	(0.1)	8.4	3.9
Prior years' impact of multi-period VAT tax recovery (1)	—	—	(22.8)
Adjusted operating income	$502.6	$363.4	$357.8

Operating margin (2)	16.0%	1.3%	24.0%
Adjusted operating margin (3)	40.9%	35.2%	37.0%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q3-19	Q2-19	Q3-18
Net income attributable to Invesco Ltd., U.S. GAAP basis	$167.1	$40.1	$269.6
CIP	1.9	(1.6)	(11.3)
Transaction, integration, and restructuring, net of tax	154.1	243.5	35.9
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	2.3	(1.3)	0.7
Foreign exchange hedge, net of tax	(2.6)	0.1	(1.7)
Acquisition-related contingent consideration, net of tax	2.4	(0.4)	(0.3)
Prior years' impact of multi-period VAT tax recovery, net of tax (1)	—	—	(18.5)
Adjusted net income attributable to Invesco Ltd. (4)	$325.2	$280.4	$274.4

Average common shares outstanding - diluted	466.9	433.8	414.4
Diluted EPS	$0.36	$0.09	$0.65
Adjusted diluted EPS (5)	$0.70	$0.65	$0.66

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q3-19	Q2-19	Q3-18
Operating expenses, U.S. GAAP basis	$1,445.5	$1,421.1	$1,019.7
Invesco Great Wall	20.5	17.5	16.7
Third party distribution, service and advisory expenses	(545.1)	(451.8)	(408.0)
CIP	(9.4)	(5.4)	(5.1)
Transaction, integration, and restructuring	(185.5)	(304.9)	(33.1)
Compensation expense related to market valuation changes in deferred compensation plans	0.1	(8.4)	(3.9)
Prior years' impact of multi-period VAT tax recovery (1)	—	—	22.8
Adjusted operating expenses	$726.1	$668.1	$609.1

Employee compensation, U.S. GAAP basis	$446.0	$421.9	$380.7
Invesco Great Wall	14.2	12.3	12.1
Compensation expense related to market valuation changes in deferred compensation plans	0.1	(8.4)	(3.9)
Adjusted employee compensation	$460.3	$425.8	$388.9

Marketing, U.S. GAAP basis	$33.2	$33.4	$33.4
Invesco Great Wall	2.3	1.8	1.3
Adjusted marketing	$35.5	$35.2	$34.7

Property, office and technology, U.S. GAAP basis	$131.2	$114.9	$103.7
Invesco Great Wall	2.4	2.2	2.1
Adjusted property, office and technology	$133.6	$117.1	$105.8

General and administrative, U.S. GAAP basis	$104.5	$94.2	$60.8
Invesco Great Wall	1.6	1.2	1.2
CIP	(9.4)	(5.4)	(5.1)
Prior years' impact of multi-period VAT tax recovery (1)	—	—	22.8
Adjusted general and administrative	$96.7	$90.0	$79.7

Transaction, integration, and restructuring, U.S. GAAP basis	$185.5	$304.9	$33.1
Transaction, integration, and restructuring	(185.5)	(304.9)	(33.1)
Adjusted transaction, integration, and restructuring	$—	$—	$—

(1)
As a result of an increase in our recoverable VAT from applying additional regulatory guidance, a credit was recorded in the third quarter of 2018. The portion of the cumulative adjustment representing 2014 through 2017 has been removed for non-GAAP purposes.

(2)	Operating margin is equal to operating income divided by operating revenues.

(3)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(4)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 22.0% (second quarter: 21.8%; third quarter 2018: 16.9%).

(5)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management (a)

in billions	Q3-19		Q2-19		% Change	Q3-18
Beginning Assets	$1,197.8		$954.8		25.5%	$963.3
Long-term inflows	58.6		54.4		7.7%	43.6
Long-term outflows	(69.7)		(58.3)		(19.6)%	(54.8)
Long-term net flows	(11.1)		(3.9)		(184.6)%	(11.2)
Net flows in non-management fee earning AUM(b)	2.7		3.7		(27.0)%	3.2
Net flows in institutional money market funds	2.6		(4.3)		N/A	3.1
Total net flows	(5.8)		(4.5)		28.9%	(4.9)
Reinvested distributions	2.2		2.0		10.0%	1.7
Market gains and losses	(1.6)		21.5		N/A	14.3
Acquisitions (h)	—		224.4		(100.0)%	9.5
Foreign currency translation	(8.2)		(0.4)		1,950.0%	(3.0)
Ending Assets	$1,184.4		$1,197.8		(1.1)%	$980.9

Ending long-term AUM	$970.8		$988.1		(1.8)%	$798.8
Average long-term AUM	$976.1		$849.0		15.0%	$803.6
Average AUM	$1,188.2		$1,055.9		12.5%	$985.1

Gross revenue yield on AUM(c)	59.8	bps	56.4	bps		55.8	bps
Gross revenue yield on AUM before performance fees(c)	59.3	bps	55.8	bps		55.4	bps
Net revenue yield on AUM(d)	41.4	bps	39.1	bps		39.3	bps
Net revenue yield on AUM before performance fees(d)	40.7	bps	38.5	bps		38.9	bps

in billions	Total AUM	Active(g)	Passive(g)
June 30, 2019	$1,197.8	$927.6	$270.2
Long-term inflows	58.6	38.4	20.2
Long-term outflows	(69.7)	(54.1)	(15.6)
Long-term net flows	(11.1)	(15.7)	4.6
Net flows in non-management fee earning AUM(b)	2.7	(0.1)	2.8
Net flows in institutional money market funds	2.6	2.6	—
Total net flows	(5.8)	(13.2)	7.4
Reinvested distributions	2.2	2.2	—
Market gains and losses	(1.6)	(1.8)	0.2
Acquisitions(h)	—	—	—
Foreign currency translation	(8.2)	(7.8)	(0.4)
September 30, 2019	$1,184.4	$907.0	$277.4

Average AUM	$1,188.2	$915.6	$272.6
Gross revenue yield on AUM(c)	59.8bps	74.0bps	20.7bps
Net revenue yield on AUM(d)	41.4bps	49.5bps	14.2bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2019	$1,197.8	$852.0	$345.8
Long-term inflows	58.6	47.0	11.6
Long-term outflows	(69.7)	(57.0)	(12.7)
Long-term net flows	(11.1)	(10.0)	(1.1)
Net flows in non-management fee earning AUM(b)	2.7	1.5	1.2
Net flows in institutional money market funds	2.6	0.6	2.0
Total net flows	(5.8)	(7.9)	2.1
Reinvested distributions	2.2	2.2	—
Market gains and losses	(1.6)	(3.5)	1.9
Acquisitions(h)	—	—	—
Foreign currency translation	(8.2)	(5.4)	(2.8)
September 30, 2019	$1,184.4	$837.4	$347.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
June 30, 2019	$1,197.8	$574.6	$273.6	$64.1	$95.7	$189.8
Long-term inflows	58.6	25.4	17.7	5.4	—	10.1
Long-term outflows	(69.7)	(37.6)	(13.0)	(5.3)	—	(13.8)
Long-term net flows	(11.1)	(12.2)	4.7	0.1	—	(3.7)
Net flows in non-management fee earning AUM(b)	2.7	0.6	2.1	—	—	—
Net flows in institutional money market funds	2.6	—	—	—	2.6	—
Total net flows	(5.8)	(11.6)	6.8	0.1	2.6	(3.7)
Reinvested distributions	2.2	1.2	0.4	0.3	—	0.3
Market gains and losses	(1.6)	(4.5)	1.7	0.7	0.2	0.3
Acquisitions(h)	—	—	—	—	—	—
Foreign currency translation	(8.2)	(2.9)	(1.4)	(1.4)	(0.8)	(1.7)
September 30, 2019	$1,184.4	$556.8	$281.1	$63.8	$97.7	$185.0

Average AUM	$1,188.2	$562.9	$276.3	$64.0	$98.0	$187.0

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
June 30, 2019	$1,197.8	$863.8	$76.3	$139.1	$118.6
Long-term inflows	58.6	33.1	1.7	13.2	10.6
Long-term outflows	(69.7)	(43.6)	(5.1)	(12.7)	(8.3)
Long-term net flows	(11.1)	(10.5)	(3.4)	0.5	2.3
Net flows in non-management fee earning AUM(b)	2.7	2.1	—	0.4	0.2
Net flows in institutional money market funds	2.6	4.9	—	(2.6)	0.3
Total net flows	(5.8)	(3.5)	(3.4)	(1.7)	2.8
Reinvested distributions	2.2	2.1	0.1	—	—
Market gains and losses	(1.6)	(3.7)	(0.5)	1.5	1.1
Acquisitions(h)	—	—	—	—	—
Foreign currency translation	(8.2)	(0.4)	(2.4)	(3.2)	(2.2)
September 30, 2019	$1,184.4	$858.3	$70.1	$135.7	$120.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(g)

in billions	Q3-19		Q2-19		% Change	Q3-18
Beginning Assets	$270.2		$250.5		7.9%	$242.1
Long-term inflows	20.2		20.1		0.5%	15.5
Long-term outflows	(15.6)		(15.5)		0.6%	(15.7)
Long-term net flows	4.6		4.6		—%	(0.2)
Net flows in non-management fee earning AUM(b)	2.8		3.7		(24.3)%	3.2
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	7.4		8.3		(10.8)%	3.0
Market gains and losses	0.2		6.8		(97.1)%	9.6
Acquisitions(h)	—		4.5		(100.0)%	0.2
Foreign currency translation	(0.4)		0.1		N/A	(0.1)
Ending Assets	$277.4		$270.2		2.7%	$254.8

Average long-term AUM	$158.5		$148.9		6.4%	$151.9
Average AUM	$272.6		$260.0		4.8%	$249.7

Gross revenue yield on AUM(c)	20.7	bps	20.7	bps		22.4	bps
Gross revenue yield on AUM before performance fees(c)	20.7	bps	20.7	bps		22.4	bps
Net revenue yield on AUM(d)	14.2	bps	13.1	bps		14.2	bps
Net revenue yield on AUM before performance fees(d)	14.2	bps	13.1	bps		14.2	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2019	$270.2	$249.0	$21.2
Long-term inflows	20.2	20.2	—
Long-term outflows	(15.6)	(15.6)	—
Long-term net flows	4.6	4.6	—
Net flows in non-management fee earning AUM(b)	2.8	1.6	1.2
Net flows in institutional money market funds	—	—	—
Total net flows	7.4	6.2	1.2
Market gains and losses	0.2	0.3	(0.1)
Acquisitions (h)	—	—	—
Foreign currency translation	(0.4)	(0.4)	—
September 30, 2019	$277.4	$255.1	$22.3

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(e)
June 30, 2019	$270.2	$194.6	$56.8	$0.8	$—	$18.0
Long-term inflows	20.2	13.7	3.1	—	—	3.4
Long-term outflows	(15.6)	(12.3)	(1.0)	—	—	(2.3)
Long-term net flows	4.6	1.4	2.1	—	—	1.1
Net flows in non-management fee earning AUM(b)	2.8	0.7	2.1	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	7.4	2.1	4.2	—	—	1.1
Market gains and losses	0.2	0.1	(0.1)	—	—	0.2
Acquisitions (h)	—	—	—	—	—	—
Foreign currency translation	(0.4)	(0.2)	(0.2)	—	—	—
September 30, 2019	$277.4	$196.6	$60.7	$0.8	$—	$19.3

Average AUM	$272.6	$195.0	$58.2	$0.8	$—	$18.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
June 30, 2019	$270.2	$221.5	$0.9	$43.9	$3.9
Long-term inflows	20.2	11.1	0.1	8.6	0.4
Long-term outflows	(15.6)	(9.1)	(0.1)	(5.9)	(0.5)
Long-term net flows	4.6	2.0	—	2.7	(0.1)
Net flows in non-management fee earning AUM(b)	2.8	2.2	—	0.4	0.2
Net flows in institutional money market funds	—	—	—	—	—
Total net flows	7.4	4.2	—	3.1	0.1
Market gains and losses	0.2	—	(0.3)	0.3	0.2
Acquisitions (h)	—	—	—	—	—
Foreign currency translation	(0.4)	—	—	(0.4)	—
September 30, 2019	$277.4	$225.7	$0.6	$46.9	$4.2

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)     In the second quarter of 2019, the company changed the presentation of its AUM. The presentation reflects the combination of the U.S and Canada to form Americas and Continental Europe to now be EMEA ex U.K. Additionally, the company reclassified certain AUM between asset classes. In the AUM tables below, all periods have been reclassified to conform to the new presentation.

(b)    Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(c)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. For quarterly AUM, the average AUM for Invesco Great Wall included in the yield calculation in the three months ended September 30, 2019 was $37.4 billion (June 30, 2019: $35.2 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.

(d)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 6 through 8 of this release for a reconciliation of operating revenues to net revenues.
(e)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(f)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of September 30, 2019 includes $97.8 billion in institutional money market AUM and $115.9 billion in non-management fee earning AUM (June 30, 2019: $95.7 billion and $114.0 billion, respectively; September 30, 2018: $80.3 billion and $101.8 billion, respectively).
(g)    Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.
(h)     The acquisition of OppenheimerFunds on May 24, 2019 added $224.4 billion in AUM during the second quarter.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	71%	9%	11%	11%	65%	9%	9%	57%
U.S. Growth (5%)	37%	37%	37%	37%	18%	26%	23%	23%
U.S. Value (8%)	42%	37%	37%	32%	40%	—%	3%	66%
Sector (1%)	5%	61%	48%	88%	27%	44%	44%	44%
UK (2%)	10%	11%	14%	98%	14%	13%	13%	24%
Canadian (0%)	5%	—%	—%	32%	—%	37%	—%	11%
Asian (3%)	64%	88%	88%	89%	40%	88%	83%	82%
Continental European (2%)	6%	7%	43%	100%	14%	4%	50%	98%
Global (6%)	16%	64%	78%	86%	9%	23%	28%	45%
Global Ex U.S. and Emerging Markets (13%)	78%	76%	86%	100%	77%	62%	63%	98%
Fixed Income (1)
Money Market (15%)	97%	97%	99%	99%	94%	81%	84%	98%
U.S. Fixed Income (12%)	82%	94%	95%	96%	69%	83%	84%	88%
Global Fixed Income (5%)	55%	85%	65%	80%	47%	56%	47%	47%
Stable Value (5%)	100%	100%	100%	100%	100%	100%	100%	100%
Other (1)
Alternatives (11%)	48%	59%	58%	60%	48%	32%	55%	72%
Balanced (6%)	41%	43%	45%	57%	44%	45%	53%	95%

Note:
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, five and ten year quartile rankings represents 59%, 59%, 58% and 52% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 70%, 68%, 66% and 58% of total Invesco AUM as of 9/30/19. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)	Numbers in parenthesis reflect percentage of Total Ranked AUM. Total Ranked AUM is $683.6 billion for the third quarter.

Invesco Ltd.
Supplemental Information(1)

	For the nine months ended September 30, 2019			For the nine months ended September 30, 2018
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,805.4	$657.7	$1,147.7	$2,517.7	$511.3	$2,006.4
Cash flows from operating activities	653.0	(116.3)	769.3	662.1	(225.3)	887.4
Cash flows from investing activities	(769.3)	(934.3)	165.0	(2,682.9)	(1,140.1)	(1,542.8)
Cash flows from financing activities	(123.9)	893.6	(1,017.5)	1,584.1	1,276.3	307.8
Increase/(decrease) in cash and cash equivalents	(240.2)	(157.0)	(83.2)	(436.7)	(89.1)	(347.6)
Foreign exchange movement on cash and cash equivalents	(23.5)	(7.6)	(15.9)	(29.0)	(1.7)	(27.3)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(7.4)	(7.4)	—	(137.7)	(137.7)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,534.3	$485.7	$1,048.6	$1,914.3	$282.8	$1,631.5

(1)
These tables include non-GAAP presentations.  Cash held by CIP is not available for use by Invesco.  Additionally, there is no recourse to Invesco for CIP debt.  The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity.  The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of September 30, 2019				As of December 31, 2018
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,048.6	$—	$—	$1,048.6	$1,147.7	—	—	$1,147.7
Unsettled fund receivables	302.5	—	—	302.5	191.3	—	—	191.3
Investments	847.0	(661.3)	—	1,508.3	613.5	(610.9)	—	1,224.4
Investments and other assets of CIP	7,208.1	7,208.1	—	—	6,324.3	6,324.3	—	—
Cash and cash equivalents of CIP	485.7	485.7	—	—	657.7	657.7	—	—
Assets held for policyholders	10,442.4	—	10,442.4	—	11,384.8	—	11,384.8	—
Goodwill and intangible assets, net	15,670.0	—	—	15,670.0	9,333.2	—	—	9,333.2
Other assets (2)	1,887.1	(5.0)	—	1,892.1	1,325.9	(5.0)	—	1,330.9
Total assets	37,891.4	7,027.5	10,442.4	20,421.5	30,978.4	6,366.1	11,384.8	13,227.5
LIABILITIES
Debt of CIP	5,484.3	5,484.3	—	—	5,226.0	5,226.0	—	—
Other liabilities of CIP	757.8	757.8	—	—	387.6	387.6	—	—
Policyholder payables	10,442.4	—	10,442.4	—	11,384.8	—	11,384.8	—
Unsettled fund payables	280.1	—	—	280.1	178.7	—	—	178.7
Long-term debt	2,296.6	—	—	2,296.6	2,408.8	—	—	2,408.8
Other liabilities (3)	4,270.6	—	—	4,270.6	2,060.1	—	—	2,060.1
Total liabilities	23,531.8	6,242.1	10,442.4	6,847.3	21,646.0	5,613.6	11,384.8	4,647.6
EQUITY
Total equity attributable to Invesco Ltd.	13,573.2	(0.1)	—	13,573.3	8,578.8	(0.1)	—	8,578.9
Noncontrolling interests (4)	786.4	785.5	—	0.9	753.6	752.6	—	1.0
Total equity	14,359.6	785.4	—	13,574.2	9,332.4	752.5	—	8,579.9
Total liabilities and equity	$37,891.4	$7,027.5	$10,442.4	$20,421.5	$30,978.4	$6,366.1	$11,384.8	$13,227.5

(1) These tables include non-GAAP presentations.  Cash held by CIP is not available for use by Invesco.  Additionally, there is no recourse to Invesco for CIP debt.  The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity.  The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.